Exhibit 99.1

Tuesday Morning Secures Commitment for Strategic Investment from Group led by Retail Ecommerce Ventures, the Owner of Pier 1 Imports and Top Consumer Brands

September 9, 2022

Group That Includes Retail Ecommerce Ventures, Ayon Capital and Existing Management, Including CEO Fred Hand, Intends to Invest $35 Million via a Convertible Debt Transaction

Investment Expected to Strengthen Tuesday Morning’s Capital Position and Offer Strategic Benefits via Retail Ecommerce Ventures’ Fulfillment Network, Systems and Technology

Terms Also Include a Licensing Agreement That Will Enable Tuesday Morning to Sell Pier 1 Products

Transaction to Result in a “Change in Control” of Tuesday Morning, with Retail Ecommerce Ventures and Ayon Capital Designating a

Majority of the Board

DALLAS, Sept. 09, 2022 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (NASDAQ: TUEM) (“Tuesday Morning” or the “Company”), a leading off-price retailer of home goods and décor, today announced that it has entered into an agreement to secure $32 million in convertible debt financing from a special purpose vehicle (“SPV”) formed by Retail Ecommerce Ventures LLC (“REV”), the owner of a diverse portfolio of consumer brands that includes Pier 1 Imports (“Pier 1”), Linens ‘n Things, Stein Mart, Modell’s Sporting Goods, and Ayon Capital, LLC (“Ayon”). Additionally, certain members of Tuesday Morning’s management team, including Chief Executive Officer Fred Hand, are providing $3 million in convertible debt financing.

The proceeds from the parties’ investments (collectively, the “Transaction”) are expected to strengthen Tuesday Morning’s balance sheet and allow it to begin executing an omni-channel strategy, which will now include an ecommerce presence and digital activations to complement the Company’s store footprint over the long-term. The Transaction’s terms also provide for the following:

•	Tuesday Morning will have access to REV’s fulfillment network, infrastructure and systems, and technology and ecommerce capabilities;

•	Tuesday Morning will enter into a new licensing agreement that will allow the Company to sell Pier 1 products, and;

•	Tuesday Morning’s board of directors (the “Board”) will be reconstituted, with REV and Ayon having their designees comprise a majority of the Board.

REV, founded by Tai Lopez and Alex Mehr in 2019, has significant experience acquiring retail brands and partnering with management teams to deploy ecommerce-focused strategies. Examples include Pier 1, Linens ‘n Things, Stein Mart and RadioShack.

Mr. Hand commented:

“We believe this milestone transaction will strengthen our financial position and provide sufficient liquidity to execute on our strategic plan, allowing us to maintain strong relationships with our valued partners and elevate offerings for our customers. We look forward to the partnership with REV and Ayon.”

Messrs. Lopez and Mehr added:

“REV is excited to make this investment as we see tremendous long-term opportunity for Tuesday Morning in the home goods and décor category, especially as more consumers expect an omnichannel experience in the post-pandemic world. We look forward to making our transformation expertise, technology capabilities and the Pier 1 brand available to the Company. Our experienced and proven team is the right partner at the right time for Tuesday Morning.”

Sidd Pagidipati, Chairman of Ayon, concluded:

“Ayon is pleased to partner with REV and Tuesday Morning’s management team to fund the Company’s evolution. Tuesday Morning has a history of delighting customers and offering unique value in the home goods category. By making this significant investment, we are excited to be part of the next chapter at Tuesday Morning, including its loyal customers and wonderful employees.”

Terms of the Proposed Transaction

The Transaction includes the purchase by the SPV of (i) $7.5 million in aggregate principal amount of FILO C Term Loan Notes due December 31, 2027 (the “FILO C Term Loan Notes”), and (ii) $24.5 million in aggregate principal amount of junior secured exchangeable notes due December 31, 2027 (the “SPV Convertible Notes”). In addition, members of the management team will purchase $3.0 million of the junior secured exchangeable notes (together with the SPV Convertible Note, the “Convertible Notes”). In addition to providing liquidity to support the Company’s ongoing operations, proceeds of the Transaction are expected to repay a portion of Tuesday Morning’s borrowings under its ABL revolving credit facility and $7.5 million of the Company’s currently outstanding “first in last out” term loans, in addition to closing costs of the Transaction.

The FILO C Term Loan Notes and the Convertible Notes (together, the “Convertible Debt”) will be exchangeable into shares of the Company’s common stock at a conversion price of $0.077 per share, or approximately 454,545,454 shares issuable upon exchange in full. Only a portion of the Convertible Debt can be immediately exchanged into 90 million shares of the Company’s common stock. The remaining portion of Convertible Debt cannot be exchanged into the Company’s common stock unless and until the Company’s certificate of incorporation is amended to increase the Company’s authorized capital stock or to provide for a reverse stock split of the Company’s common stock.

The Nasdaq Stock Market LLC (“Nasdaq”) rules would normally require stockholder approval prior to the closing of the Transaction; however, the Company requested and received a financial viability exception to the stockholder approval requirement pursuant to Nasdaq Listing Rule 5635(f). The financial viability exception allows an issuer to issue securities upon prior written application to Nasdaq when the delay in securing stockholder approval of such issuance would seriously jeopardize the financial viability of the issuer. As required by Nasdaq rules, the Audit Committee of the Company's board of directors, which is comprised solely of independent and disinterested directors, approved the Company's reliance on the Nasdaq financial viability exception. As a condition to reliance on the Nasdaq financial viability exception, the Company is mailing a letter to stockholders no later than 10 days before the anticipated closing date notifying them of the Company’s intention to close the Transaction without stockholder approval.

Based upon the number of shares of the Company’s common stock currently outstanding, and upon exchange of a portion of the Convertible Debt for 90 million shares, the SPV will own a majority of the Company’s outstanding common stock and will accordingly have the ability to approve an amendment to the Company’s certificate of incorporation to increase the Company’s authorized capital stock or to provide for a reverse stock split of the Company’s common stock.

The Transaction will result in a change in control of the Company and the SPV will designate a majority of the Company’s board of directors at the closing of the Transaction. Tuesday Morning’s board of directors will be reconstituted as a nine-member Board comprised of five directors designated by the SPV reasonably accepted to the Board, three independent directors reasonably acceptable to each of the SPV and the Board, and Fred Hand, Chief Executive Officer of Tuesday Morning. Tuesday Morning’s management team remains in place under Mr. Hand’s leadership as Chief Executive Officer.

The Transaction is expected to close on or about September 19, 2022. The closing of the Transaction is subject to the satisfaction of certain conditions and there can be no assurance that the Transaction will be consummated.

Further details regarding the terms and conditions of the proposed Transaction are set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2022.

The securities described in this press release have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold unless registered under the Securities Act or unless an exemption from registration is available. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful.

Piper Sandler is serving as financial advisor and Haynes and Boone, LLP, Troutman Pepper Hamilton Sanders LLP and Wachtell, Lipton, Rosen & Katz are serving as legal advisors to the Company. Barnett Kirkwood Koche Long & Foster, P.A., Taft Stettinius & Hollister LLP and Vinson & Elkins LLP are serving as legal advisors to the SPV.

Announcement of Fiscal Year 2022 Financial Results

In light of the expected timing of the Transaction, the Company now expects to announce financial results for the fiscal year ended July 2, 2022, on or about September 23, 2022.

About Tuesday Morning

Tuesday Morning Corporation is one of the original off-price retailers specializing in name-brand, high-quality products for the home, including upscale home textiles, home furnishings, housewares, gourmet food, toys and seasonal décor, at prices generally below those found in boutique, specialty and department stores, catalogs and on-line retailers. Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates 487 stores in 40 states. More information and a list of store locations may be found on the Company's website at www.tuesdaymorning.com.

About Retail Ecommerce Ventures

Retail Ecommerce Ventures (“REV”), which was founded by Tai Lopez and Alex Mehr in 2019, owns and operates a portfolio of beloved consumer brands, including Pier 1 Imports, Dressbarn and Stein Mart, that generated billions in sales in the decade prior to our acquisition. With unrivaled experience in digital marketing, ecommerce and technology, REV focuses on transforming brick-and-mortar retailers for the 21st century. For more information, please visit: https://www.retailecommerceventures.com.

About Ayon Capital

Ayon Capital ("Ayon") is a purpose-driven family office that invests across technology, blockchain, healthcare and consumer verticals. Ayon partners with leadership teams and operators to create businesses that focus on delivering exceptional value to consumers in a technology-enabled future. Ayon investments include Physician Partners, Brave Software, Zebpay and Nirvana Health. Ayon’s investments have become industry-leading companies and resulted in numerous multi-billion-dollar exits. https://www.ayon.com/

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, which are based on management’s current expectations, estimates and projections. Forward-looking statements include statements regarding the closing and projected benefits of the financing and related transactions described in this press release and the Company’s liquidity and capital resources. The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

These risks and uncertainties include, but are not limited to, the following: any inability to satisfy the conditions to closing of the financing transactions described in this press release or any failure by the purchasers to purchase the securities; any inability to effectively launch our proposed ecommerce platform or to realize anticipated benefits from the proposed Pier 1 licensing arrangement; the effects and length of the COVID-19 pandemic; changes in economic and political conditions which may adversely affect consumer spending, including current inflationary pressures; our ability to identify and respond to changes in consumer trends and preferences; our ability to mitigate reductions of customer traffic in shopping centers where our stores are located; increases in the cost or a disruption in the flow of our products, including the extent and duration of the ongoing impacts to domestic and international supply chains from the COVID-19 pandemic; impacts to general economic conditions and supply chains from the disruption in Europe; impacts of inflation and increasing interest rates; our ability to continuously attract buying opportunities for off-price merchandise and anticipate consumer demand; our ability to obtain merchandise on varying payment terms; our ability to successfully manage our inventory balances profitably; our ability to effectively manage our supply chain operations; loss of, disruption in operations of, or increased costs in the operation of our distribution center facility; our ability to generate sufficient cash flows, maintain compliance with our debt agreements and continue to access the capital markets; unplanned loss or departure of one or more members of our senior management or other key management; increased or new competition; our ability to maintain and protect our information technology systems and technologies and related improvements to support our growth; increases in fuel prices and changes in transportation industry regulations or conditions; changes in federal tax policy including tariffs; the success of our marketing, advertising and promotional efforts; our ability to attract, train and retain quality employees in appropriate numbers, including key employees and management; increased variability due to seasonal and quarterly fluctuations; our ability to protect the security of information about our business and our customers, suppliers, business partners and employees; our ability to comply with existing, changing and new government regulations; our ability to manage risk to our corporate reputation from our customers, employees and other third parties; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage risks associated with product liability claims and product recalls; the impact of adverse local conditions, natural disasters and other events; our ability to manage the negative effects of inventory shrinkage; our ability to manage exposure to unexpected costs related to our insurance programs; increased costs or exposure to fraud or theft resulting from payment card industry related risk and regulations; our ability to meet all applicable requirements for continued listing of our common stock on The Nasdaq Stock Market, including the minimum bid requirement of $1.00 per share; our ability to maintain an effective system of internal controls over financial reporting; and other risks and uncertainties more fully described in Item 1A Risk Factors in our Annual Report on Form 10-K for the year ended June 30, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2022. Except as may be required by law, the Company disclaims obligations to update any forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

Contacts

For Tuesday Morning

INVESTOR RELATIONS:

Caitlin Churchill

ICR

203-682-8200

Caitlin.Churchill@icrinc.com

MEDIA:

TuesdayMorning@edelman.com

For Retail Ecommerce Ventures

Longacre Square Partners

Greg Marose / Charlotte Kiaie, 646-386-0091

gmarose@longacresquare.com / ckiaie@longacresquare.com